Exhibit 8.2

Advocaten Notarissen Belastingadviseurs

To Unilever International Holding N.V. Weena 455 3013 AL Rotterdam The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1491 F +31 20 577 1775

           2018

Our ref.             M29651363/1/20669437/NV

Dear Sir/Madam,

Unilever International Holding N.V. (the ‘‘Issuer’’)

ordinary shares represented by American depositary shares (“New NV ADSs”) in the Issuer (the “Shares”)

1                                        Introduction

I act as Dutch tax adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2                                        Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3                                        Scope of Inquiry

I have examined the following document:

(a)                                a copy of the Registration Statement.

4                                        Assumptions

I have made the following assumptions:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(a)                                The Registration Statement conforms to the original and is genuine and complete.

(b)                                The Registration Statement has been or will be filed with the SEC in the form referred to in this opinion.

(c)                                 Each transaction described in the Registration Statement is entered into on an arm’s length basis.

5                                        Opinion

Based on the document referred to and the assumptions made in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:

The statements in the Registration Statement under the heading “Material Dutch Tax Considerations”, to the extent that they are statements as to Dutch Tax law, are true and correct in all material aspects.

6                                        Reliance

6.1                              This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2                              Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3                              The Issuer may:

(i)                                    file this opinion as an exhibit to the Registration Statement; and

(ii)                                 refer to De Brauw giving this opinion under the heading “EXHIBIT INDEX”, more specifically under Exhibit No. 8.2 and 23.5.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

Paul H. Sleurink

Annex — Definitions

In this opinion:

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Dutch Tax” means any tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

“Issuer” means Unilever International Holding N.V. with seat in Rotterdam.

“Shares” means                New NV ADSs.

“Registration” means the registration by the Issuer of the Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-4 dated April 25, 2018 as amended by the registration statement on form F-4 dated            2018 in relation to the registration by the Issuer of, inter alia, the Shares with the SEC under the Securities Act, but excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.